Golden Queen Mining Co. Ltd.

TSX – GQM

Press Release – December 14, 2007

Norwest Corporation completes feasibility study on the Soledad Mountain Project

Norwest Corporation of Vancouver, British Columbia has completed a feasibility study and Technical Report in the form prescribed under National Instrument 43-101 for the Soledad Mountain Project. The Technical Report will be filed with applicable Canadian securities commissions within the prescribed 45 days via SEDAR.

Base Case Cash Flow Projection

The following are the parameters used in the base case cash flow projection:

  Gold and silver prices of $600.00/oz and $12.00/oz respectively
  An analysis on an all-equity basis with lease financing of the primary mining equipment and
  A 10 % contingency on capital and operating costs.

The Project has a projected internal rate of return (IRR) on capital employed of 19% before taxes with a payback of approximately 4 years. The net present value (NPV) is $66.5million with discount rate of 5.0% and the undiscounted, cumulative net cash flow is $120million. The contribution of gold and silver to gross revenues is projected to be 84% and 16% respectively with an average cash operating cost per ounce of gold produced, net of silver credits, of $420/oz. To provide a comparison, the same mining scenario without the 10% contingency on operating costs has an IRR of 23% before taxes, a NPV of $93.3million with a discount rate of 5% and an undiscounted, cumulative net cash flow of $158million.

The projected IRR is 38% before taxes, the NPV is $187million and the undiscounted, cumulative net cash flow is $290million with closing gold and silver prices on November 30 of $783.50/oz and $13.98/oz respectively.

The projected IRR is 14% before taxes, the NPV is $40million and the undiscounted, cumulative net cash flow is $83million with rolling 36-month average gold and silver prices of $571.74/oz and $10.56/oz respectively to the end of November 2007 and these are typical prices used by lenders to assess gold and silver projects.

The US dollar is used and quantities are reported in Metric units with Imperial units in brackets.

Overview

The Company is proposing to develop a gold-silver, open pit, heap leach operation on its Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. Every element of the Project has been rethought and re-engineered in the past three years in an effort to find sound technical and cost-effective solutions for a robust Project.

The local infrastructure and the ready access to site at all times of the year will have a significant impact on both the cash required to the start of production and the operating cost.

Mineral Resource Estimates

The Soledad Mountain deposit is hosted in a volcanic sequence of rhyolite porphyries, quartz latites and bedded pyroclastics that occur on a large dome-shaped feature, called Soledad Mountain, along the margins of a collapsed caldera. High-grade precious metal mineralization is associated with steeply dipping epithermal fissure veins occupying faults and fracture zones that cross cut the rock units. The veins are contained within siliceous envelopes of lower grade material that forms the bulk of the mineral resource.

Gold is present in ore as native gold and electrum with particles ranging in size from less than 10 micron to greater than 150 micron with the silver content of the electrum as high as 25%. Silver is also present as the mineral acanthite (Ag2S) with some native silver, pyrargyrite (3Ag2S.Sb2S3) and polybasite (9Ag2S.Sb2S3). Pyrite (FeS2), galena (PbS) and chalcopyrite (CuFeS2) are present in minor amounts with no indicated acid-generating potential.

The geological database contains 71,325 samples, generated from over 113,593 m (372,649 ft) of drilling and sampling of underground crosscuts. Ore zones were shaped manually by company geologists to define continuity with a low-grade cutoff grade of 0.274 g/t AuEq (0.008 oz/ton AuEq).

The Company engaged SRK Consulting (U.S.), Inc. in 2005 to prepare a National Instrument 43-101 compliant Technical Report to validate and confirm mineral resource estimates. The Technical Report was released on March 6, 2006. The mineral resource estimates are set out in the table below:

Mineral Resource Estimates at a 0.008oz/ton AuEq Cutoff

			Grades				Contained Metal
			Gold		Silver		Gold	Silver
Resource Category	t	ton	g/t	oz/ton	g/t	oz/ton	oz	oz
Measured	39,720,000	43,692,000	0.926	0.027	14.86	0.43	1,181,100	18,941,100
Indicated	50,774,000	55,851,000	0.603	0.018	11.47	0.33	981,100	18,686,400
Total & Average	90,494,000	99,543,000	0.744	0.022	12.96	0.38	2,162,200	37,627,500
Inferred	32,073,000	35,280,000	0.497	0.014	10.84	0.32	510,700	11,154,000

The Technical Report is available on the Company’s web site as www.goldenqueen.com.

Mineral Reserve Estimates

The company engaged Norwest Corporation of Vancouver in January 2007 to prepare a NI 43-101 compliant Technical Report to assess mineral reserves for the Project as part of an independent feasibility study based upon technical work and engineering designs completed to the end of 2006.

The open pit design done by Norwest Corporation is considered to be both detailed and complete. The mineral reserve estimates are set out in the table below:

Proven and Probable Mineral Reserve Estimates

			Diluted Grades				Contained Metal
			Gold		Silver		Gold	Silver
Reserve Category	t	ton	g/t	oz/ton	g/t	oz/ton	oz	oz
Proven	27,705,500	30,476,000	0.819	0.0239	13.82	0.403	728,600	12,282,800
Probable	18,861,800	20,748,000	0.535	0.0156	11.69	0.341	323,800	7,075,800
Total & Average	46,567,300	51,224,000	0.703	0.0205	12.96	0.378	1,052,400	19,358,600

Allowance has been made for ore loss and dilution in determining the detailed mining schedule. Dilution has been assigned a zero grade for calculation of reserves. The planned ore mining rate is 4,500,000 tonnes per year (5,000,000 tons per year) once in full production with an average stripping ratio of 2.12:1 and this includes the waste rock mined during the pre-production period.

Only approximately 50% of the mineral resource estimates have been included in the current 12-year mine plan.

Ore Transport Option

Although the current mine plan relies on trucks for all ore haulage to the crushing-screening plant, it is the company’s intent to replace the trucks with a pipe conveyor with a possible significant reduction in both capital and operating costs for the Project. Pipe conveyor technology is well proven in practice with upwards of 200 installations in Europe.

Gold And Silver Recoveries

Extensive process development done on Soledad Mountain ores from 1988 to 1999 shows that these ores are readily amenable to heap leaching if the ore is crushed to relatively small sizes. The test work is well documented and test results have been used in a number of historical feasibility studies for the Project. Parameters such as agglomerate strength and binder addition rates, percolation rates, cyanide consumption and reagents required for pH control were also determined in standard tests.

A flow sheet that uses a high-pressure grinding roll or HPGR for preparing ores for heap leaching has been developed for the Project. Extensive bottle roll and column leach test work on quartz latite and rhyolite samples crushed in the HPGR was done from mid-2003 to mid-2007 to determine operating parameters for the heap leach operation and gold and silver recoveries.

The primary rock types to be mined are rhyolite porphyry and flow-banded rhyolite, pyroclastics, quartz latite porphyry and siliceous vein material. The rock types will be encountered in different areas and at various stages of the life of the mine.

The following recoveries are now projected for the commercial operation based upon an analysis of tails obtained in the column leach test work:

Primary Rock Types	Proportion	Gold	Silver
	%	%	%
Pyroclastics Quartz Latite Rhyolite Undefined	10.5 21.3 68.1 0.1	85.4 89.9 83.4 Average	52.5 52.5 52.5 Average
Total & Average	100.0	85.0	52.5

Extended leach times are available in commercial operations and the company expects ultimate silver recoveries to be higher than indicated in the table above.

Annual gold and silver production is projected to average 75,000 oz and 950,000 oz respectively at full production levels.

The HPGR In Hard-rock Mining Applications

The design of the crushing-screening plant with the HPGR as the key comminution device has been completed by AMEC Americas Limited.

The HPGR consists basically of two counter-rotating rolls – one a fixed roll and the other a “floating” roll. The “floating” roll is mounted on and can move freely on two slides. The grinding forces are applied to the floating roll by four hydraulic rams. Ore is choke-fed to the gap between the rolls and comminution takes place without impact and by inter-particle crushing in the bed of particles. The gap between the rolls is determined by the nip-in characteristics of the feed and the total grinding force applied, which in turn depends upon the pressures in the hydraulic system. Each roll is driven by an electric motor via a planetary gear reducer.

The company and its consulting engineers believes that test results and a technical assessment of the HPGR show that this will be a viable and cost-effective approach to preparing ores for heap leaching with the following indicated benefits:

  Higher recoveries in the heap leach operation due to micro-cracks in the ore particles;
  Faster gold and silver extraction rates;
  Substantially lower capital costs than a conventional crushing and screening plant;
  Manageable dust control with fewer transfer points;
  Lower energy consumption and thus lower operating costs and
  Exceptional circuit flexibility that will readily permit future upgrades such as a finer HPGR feed size or the recycle of edge product.

The HPGR has made a breakthrough in hard-rock mining applications as evidenced by 12 HPGRs installed in large, hard-rock mining operations in Peru, Indonesia, South Africa and Australia in the last three years.

The overall availability for the crushing-screening plant allowed for in the feasibility study is only 81.7% . The company expects that this could readily be achieved and even exceeded with standard maintenance practices.

Capital And Operating Costs And Economic Impact

The cash required to the start of production is estimated to be $57.7million and this includes a 10% contingency. It is estimated that a further $2.1million will be required as working capital and cash flow is expected to turn positive approximately nine months after the start of production. The sustaining capital is estimated to be a further $15.5million. The bulk of the sustaining capital will be required for the equipment leases/additions and for construction of the second and third stages of the heap leach pad.

The average cash operating cost is projected at $9.90/t ($9.00/ton) of ore mined for the life of the mine.

It is expected that the company will be a significant employer in the area with an indicated 195 fulltime jobs and this will have a positive impact on the Mojave economy. It is further projected that the mine will generate sales taxes in excess of $10million, property taxes of $7.7million, California State gold and silver fees of $5.4million and royalties payable to landholders of $12.7million over the initial Project life of 15 years.

Permitting Update

All key submissions required for an amended set of approvals and permits for the Project have now been submitted to the responsible regulatory authorities.

  Land Use - Conditional Use Permits

  The environmental setting of the Project was documented in a number of baseline studies completed from 1990 onwards and in the certified Environmental Impact Report (the “EIR”) and Environmental Impact Statement completed in 1997. The Kern County Board of Supervisors unanimously approved two Conditional Use Permits (CUPs) for the Project in September 1997 (i.e. CUP Case No. 41, Map No. 213 and CUP Case No. 22, Map No. 214). The Bureau of Land Management subsequently issued its Record of Decision approving the Plan of Operations under NEPA in November 1997. The company completed a number of studies and did significant work on site in 2005 and 2006 to document that the environmental setting for the Project has not changed since 1997.

  The State of California introduced backfilling requirements for certain types of open pit, metal mines in December 2002. The company contended that these regulations did not apply to the Project under a grandfathering provision included in the regulation. The company therefore pursued both a favorable interpretation under the regulation and subsequently an amendment of the regulation with the State Mining and Geology Board (the Board) in 2006. These efforts were supported by Kern County officials. Both approaches were rejected by the Board and the decision was duly recorded by the Board in January 2007. As of the date of this press release, the company has not as yet received approval from the regulatory authorities for the proposed mine plan but this is being actively pursued as described below.

  Norwest Corporation prepared a life-of-mine waste rock management plan and this plan incorporates sequential & partial backfilling of mined-out phases of the open pit with no double- handling of waste rock at the end of the mine life. This plan was included in an Application for a revised Surface Mining Reclamation Plan, which was submitted to the Kern County Planning Department (the “Planning Department”) on April 9, 2007.

  The Planning Department completed its review of the Application and deemed the Application complete as set out in a letter dated July 24, 2007. The Planning Department noted that changes proposed for the Project constitute new information that requires evaluation of potential impacts and mitigation in a supplemental EIR. The Planning Department issued a Request for Proposal to prepare the supplemental EIR to a total of 17 qualified consultants and these proposals were due to be submitted to the Planning Department by the close of business on November 12, 2007. It is now expected that work on the supplemental EIR will begin in January 2008.

  It is important to note that the Bureau of Land Management has confirmed that its Record of Decision approving the Plan of Operations under NEPA in November 1997 remains valid and that no additional reviews or approvals are required before the Company can proceed with the Project.

  Water Quality – Report of Waste Discharge and Waste Discharge Requirements

  The Lahontan Regional Water Quality Control Board (the Regional Board) is responsible for ensuring compliance with the federal Clean Water Act and California’s Porter-Cologne Water Quality Act.

  The company submitted a Report of Waste Discharge (ROWD), prepared by WZI Inc., Bakersfield, to the Regional Board in June 1997. The Regional Board adopted Board Order No. 6-98-9 on March 5, 1998 at a meeting held in Lancaster and this set the Waste Discharge Requirements for the Project.

  The company and its consulting engineers prepared and submitted a revised ROWD to the Regional Board on March 8, 2007. The revised ROWD was prepared at the request of the Regional Board to document changes in the layout and design of the heap leach facility plus other changes proposed for the Project.

  The Regional Board has completed its assessment of the revised ROWD and has prepared draft Waste Discharge Requirements for the Project. The Regional Board will wait for confirmation from the Kern County Planning Department that a certified supplemental EIR is available before adopting a revised Board Order and setting Waste Discharge Requirements for the Project.

  Air Quality – Authority to Construct and Permit to Operate

  The Company had obtained seven Authority to Construct permits dated March 16, 2002. These permits expired on March 16, 2004 and were not renewed due to changes anticipated in the Project.

  WZI Inc. of Bakersfield was asked to assess air quality for the Project in February 2006 and was commissioned to obtain Authority to Construct permits in April 2006. Emissions modeling was done by WZI Inc. and submitted to the Kern County Air Pollution Control District (KCAPCD) in September 2006. The KCAPCD has completed its review of the submissions. The company submitted Applications for Authority to Construct permits on June 8, 2007 and these are currently being processed.

  The Authority to Construct permits are converted to a Permit to Operate after construction has been completed and subject to inspection by the Kern County Air Pollution Control District.

Aggregate

It is expected that an aggregate business can be developed on the property once the heap leach operation is in full production and based on the location in southern California with close proximity to major highways and railway lines. No allowance has been made for a contribution to cash flows from the production and sale of aggregate.

Outlook

The company believes that financing for the Project can be obtained if gold and silver prices remain firmly above $600/oz and $12.00/oz respectively. Management will evaluate financing options early in 2008 with a view to making a production decision as soon as permits have been secured.

Qualified Person

Sean Ennis, P.Eng., of Norwest Corporation is a Qualified Person as described in NI 43-101 and has approved the technical content of this press release.

Caution To US Investors

We advise US investors that while the terms “measured resources”, “indicated resources” and “inferred resources” and “proven reserves” and “probable reserves” are recognized and required by Canadian regulations as defined under the CIM Definition Standards, the US Securities and Exchange Commission does not recognize these definitions which may differ in various respects from the corresponding definitions published by the U.S. Securities and Exchange Commission in Industry Guide 7. US investors are cautioned not to assume that any part or all of the material in the “measured resource”, indicated resource” and “inferred resource” categories will ever be converted into reserves.

Caution With Respect To Forward-looking Statements

This press release contains forward-looking statements, including statements which relate to the intent, belief and current expectations of the company and its management. Investors are cautioned that any such forward-looking statements do not guarantee future performance as mineral exploration and development involves risks and uncertainties, including economic risks, regulatory risks and other risks including those disclosed in the company’s public filings. Actual results could therefore differ materially from those indicated by such forward-looking statements. In particular, plans to proceed to production are subject to numerous risks, including obtaining the necessary approvals and permits and production financing. Information and estimates on reserves and economics are subject to numerous assumptions and risks that may cause actual results to differ significantly from such information and estimates.

Additional Information

Further information on Golden Queen Mining Co. Ltd. is available on the SEDAR web site at www.sedar.com and on the company’s website at www.goldenqueen.com or contact us as follows:

H. Lutz Klingmann, President
Telephone: (604) 921-7570
email: mintoexpl@telus.net

The feasibility study will also be available on the company’s website within 45 days.

The current number of shares issued and outstanding is 78,440,880.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the contents of this press release.

Record: PressRelease24